UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2015 (September 8, 2015)

SEQUENTIAL BRANDS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-16075	86-0449546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Bryant Park

30th Floor
New York, New York 10018

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant's telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 8, 2015, Sequential Brands Group, Inc., a Delaware corporation (the “Company”), and Joe’s Holdings LLC, a newly formed Delaware limited liability company and subsidiary of the Company (“Joe’s Holdings”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Joe’s Jeans Inc., a Delaware corporation (“Joe’s Jeans”), as part of a series of transactions by Joe’s Jeans, pursuant to which Joe’s Holdings will, among other things, purchase certain intellectual property assets used or held for use in Joe’s Jeans’ business operated under the brand names “Joe’s Jeans,” Joe’s,” “Joe’s JD” and “else” (the “Joe’s Business”) for an aggregate cash purchase price of $67.0 million.

On September 11, 2015 (the “Closing Date”), the transactions contemplated by the Asset Purchase Agreement were consummated concurrently with the transactions contemplated by that certain asset purchase agreement, dated as of September 8, 2015 (the “GBG Asset Purchase Agreement” and, together with the Asset Purchase Agreement, the “Purchase Agreements”), by and between Joe’s Jeans and GBG USA Inc. (“GBG”). As of the Closing Date, Joe’s Jeans retained the 32 Joe’s® branded retail stores and will proceed with the disposition of certain stores in accordance with terms of the Purchase Agreements.  Furthermore, on the Closing Date, pursuant to the terms of the Purchase Agreements, Joe’s Holdings and GBG deposited $2.5 million and $1.5 million, respectively, into an escrow account to be used by Joe’s Jeans to offset net costs and expenses related to the operation and disposition of such stores. Subject to certain limitations on Joe’s Jeans’ aggregate net liability with respect to these costs and expenses and subject to the completion of certain other pending transactions by Joe’s Jeans, such costs and expenses in excess of the amounts deposited into the escrow account on the Closing Date will be borne by Joe’s Holdings and Joe’s Jeans.

The Asset Purchase Agreement contains representations, warranties and covenants of Joe’s Jeans and indemnification rights of both Joe’s Jeans and Joe’s Holdings after the closing of the transactions contemplated by the Asset Purchase Agreement that are customary for transactions of this type.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information set forth below in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets

To the extent required by Item 2.01 of Form 8-K, the information relating to the consummation of the transactions contained or incorporated elsewhere in this Current Report on Form 8-K is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In addition, on September 11, 2015, in connection with consummation of the transactions contemplated by the Purchase Agreements, the Company entered into an Incremental Joinder Agreement, First Amendment to Amended and Restated Second Lien Credit Agreement and Waiver (the “Incremental Facility Amendment”) to its amended and restated second lien credit agreement, dated as of April 8, 2015 (the “Second Lien Credit Agreement”), by and among the Company, the guarantors named therein, the lenders party thereto from time to time and Wilmington Trust, National Association, as administrative agent and collateral agent thereunder. The Incremental Facility Amendment increased the amount of incremental term loans that can be issued under the Second Lien Credit Agreement to $56.0 million and provided for a borrowing of $56.0 million of such term loans which were used, together with the proceeds of a borrowing in a principal amount of $18.0 million under the Company’s second amended and restated first lien credit agreement, dated as of April 8, 2015, by and among the Company, the guarantors named therein, the lenders party thereto from time to time and Bank of America, N.A., as administrative agent and collateral agent thereunder, and the proceeds of the Equity Issuance (as defined below) to consummate the transactions contemplated by the Asset Purchase Agreement.

Item 3.02	Unregistered Sales of Equity Securities

On September 11, 2015, in connection with the transactions contemplated by the Purchase Agreements, certain affiliates of GSO Capital Partners LP subscribed for and purchased 740,740 shares of common stock, par value $0.001 per share, of the Company for aggregate consideration equal to $10.0 million (the “Equity Issuance”) in accordance with the equity commitments entered into in connection with the previously announced acquisition by the Company of Martha Stewart Living Omnimedia, Inc.  The Equity Issuance was made pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 7.01	Regulation FD Disclosure

On September 14, 2015, the Company issued a press release announcing the closing of the transactions described in Item 1.01, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, regardless of any general incorporation language in those filings.

Item 8.01	Other Events.

On September 8, 2015, in connection with the Company’s entry into the Asset Purchase Agreement, the Company also entered into (i) a consulting agreement with Joseph M. Dahan, the current Creative Director of Joe’s Jeans and member of the board of directors of Joe’s Jeans, pursuant to which Mr. Dahan has agreed to provide certain advisory and consulting services to the Company in connection with the Joe’s Business and (ii) a long-term license agreement with GBG USA Inc. with respect to the Joe’s Business for the core denim and sportswear categories. As of the Closing Date, Mr. Dahan is employed by GBG USA Inc. Both of the aforementioned agreements became effective on the Closing Date.

Also, on September 8, 2015, the Company issued a press release announcing entry into the Asset Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The Company intends to file the financial statements of the acquired business required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The Company intends to furnish the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description
10.1*	Asset Purchase Agreement, dated as of September 8, 2015, by and among Sequential Brands Group, Inc., solely for purposes of Section 6.15 and Article X thereof, Joe’s Jeans Inc. and Joe’s Holdings LLC.
99.1	Press release, dated September 8, 2015.
99.2	Press release, dated September 14, 2015.

*	Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and/or exhibits to this agreement have been omitted. The Registrant undertakes to supplementally furnish a copy of the omitted schedules and/or exhibits to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENTIAL BRANDS GROUP, INC.

By:  /s/ Gary Klein___

Name: Gary Klein

Title: Chief Financial Officer

Dated: September 14, 2015

Exhibit Index

Exhibit No.	Description
10.1*	Asset Purchase Agreement, dated as of September 8, 2015, by and among Sequential Brands Group, Inc., solely for purposes of Section 6.15 and Article X thereof, Joe’s Jeans Inc. and Joe’s Holdings LLC.
99.1	Press release, dated September 8, 2015.
99.2	Press release, dated September 14, 2015.

*	Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and/or exhibits to this agreement have been omitted. The Registrant undertakes to supplementally furnish a copy of the omitted schedules and/or exhibits to the Securities and Exchange Commission upon request.